SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2005

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11921	94-2844166
(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 4, 2005, E*TRADE Financial Corporation announced plans to make concurrent public offerings of its common stock, senior notes and equity units to finance its previously announced acquisition of BrownCo. The offerings will consist of approximately $700 million of common stock, which will be offered in connection with forward sale agreements with affiliates of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., $450 million of equity units offered at a price of $25.00 per equity unit, and $250 million of senior notes due 2015. The offerings are expected to close on or about November 17, 2005. The press release, attached hereto as Exhibit 99.1, is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date: November 4, 2005	By:	/s/ RUSSELL S. ELMER
	Name:	Russell S. Elmer
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 4, 2005